UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 15, 2018
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VERITEX HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)
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Texas	001-36682	27-0973566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(Address of principal executive offices)

(972) 349-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 15, 2018, the Company held its annual meeting of shareholders to consider and act upon the following matters:
Proposal 1 — Shareholders elected ten nominees to serve as directors until the 2019 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal. The table below contains a summary of the number of votes for, votes withheld and broker non-votes for each nominated director:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
C. Malcolm Holland, III	16,925,036	290,714	3,317,010
William C. Murphy	17,072,886	142,864	3,317,010
Pat S. Bolin	12,571,049	4,644,701	3,317,010
April Box	16,067,291	1,148,459	3,317,010
Blake Bozman	16,956,004	259,746	3,317,010
Ned N. Fleming, III	16,895,803	319,947	3,317,010
Mark C. Griege	16,956,004	259,746	3,317,010
Gordon Huddleston	16,972,325	243,425	3,317,010
Gregory B. Morrison	16,976,647	239,103	3,317,010
John T. Sughrue	16,268,012	947,738	3,317,010
Proposal 2 — Shareholders ratified the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018 by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,218,283	284,238	30,239	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritex Holdings, Inc.

By:	/s/ C. Malcolm Holland, III
C. Malcolm Holland, III
Chairman and Chief Executive Officer

Date: May 16, 2018